Exhibit 4.1

PERRIGO COMPANY PLC, PERRIGO FINANCE PLC

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION, TRUSTEE

FORM OF INDENTURE

Dated as of [                    ]

Debt Securities

i

Reconciliation and tie between

Trust Indenture Act of 1939

and Indenture

Trust Indenture Section	Indenture Section
§ 310 (a)(1)	6.9
(a)(2)	6.9
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	6.9
(b)	6.8, 6.10
§ 311 (a)	6.13
(b)	6.13
§ 312 (a)	7.1, 7.2(a)
(b)	7.2(b)
(c)	7.2(c)
§ 313 (a)	7.3(a)
(b)(1)	Not Applicable
(b)(2)	7.3(a)
(c)	7.3(a)
(d)	7.3(b)
§ 314 (a)	7.4; 10.5(a)
(b)	Not Applicable
(c)(1)	1.2
(c)(2)	1.2
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.2
§ 315 (a)	6.1(a)
(b)	6.2
(c)	6.1(b)
(d)	6.1(c)
(d)(1)	6.1(a)(i), c)(i)
(d)(2)	6.1(c)(ii)
(d)(3)	6.1(c)(iii)
(e)	5.14
§ 316 (a)	1.1
(a)(1)(A)	5.2, 5.12
(a)(1)(B)	5.13
(a)(2)	Not Applicable
(b)	5.8
(c)	1.4(d)
§ 317 (a)(1)	5.3
(a)(2)	5.4
(b)	10.3
§ 318 (a)	1.8

v

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

INDENTURE, dated as of              , between Perrigo Company plc, a public limited company organized under the laws of Ireland (“Parent”), Perrigo Finance plc, a public limited company organized under the laws of Ireland (the “Company”), and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”).

Recitals

WHEREAS, Parent directly or indirectly beneficially owns 100% of the issued share capital of the Company.

WHEREAS, each of the Company and Parent has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of debt securities (herein called the “Securities”) of the Company or Parent, as the case may be, to be issued in one or more series as provided in this Indenture. In respect of any series of Securities, either the Company or Parent shall be the issuer of such series of Securities.

WHEREAS each series of Securities issued by the Company may be guaranteed by Parent (and shall be guaranteed unless otherwise set forth in an Officers’ Certificate) and may also be guaranteed by certain other Subsidiaries (as defined herein) of Parent as may be specified in a supplemental indenture hereto, a Board Resolution (as defined herein) or an Officers’ Certificate (as defined herein) of the Issuer (as defined herein) in accordance with the terms hereof. Each series of Securities issued by Parent may be guaranteed by certain of its Subsidiaries, including the Company, as may be specified in a supplemental indenture hereto, a Board Resolution or an Officers’ Certificate of the Issuer in accordance with the terms hereof.

WHEREAS, the Company and Parent have duly authorized the execution and delivery of this Indenture and all things necessary to make this Indenture a valid and legally binding agreement of the Company and Parent, in accordance with its terms, have been done by the Company and Parent.

NOW, THEREFORE, THIS INDENTURE WITNESSETH: For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the benefit of each other and the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) the phrase “in writing” as used herein shall be deemed to include .pdf attachments and other electronic means of transmission, unless otherwise indicated;

(d) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (as defined herein) and, except as otherwise herein expressly provided, the term GAAP, with respect to any computation required or permitted hereunder, shall mean such accounting principles as are generally accepted at the date of such computation;

(e) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(f) including as used herein shall be deemed to mean including, without limitation.

“Act” when used with respect to any Holders has the meaning specified in Section 1.4.

“Additional Amounts” has the meaning specified in Section 10.4.

“Additional Taxing Jurisdiction” has the meaning specified in Section 10.4.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.

“Agent” means any Security Registrar, Paying Agent, or DTC Custodian.

“Applicable Procedures” means, with respect to any payment, tender, redemption, transfer or exchange of or for beneficial interests in any global Securities, the rules and procedures of DTC or any other Depositary that apply to such payment, tender, redemption, transfer or exchange.

“Assistant Secretary” when used with respect to the Issuer or the Trustee, means any assistant secretary whether or not designated by a number or word or words added before or after the title “assistant secretary”.

“Attributable Debt” means the present value determined, as set forth in this Indenture, of the obligation of a lessee for rental payments for the remaining term of any lease.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Authorized Newspaper” means a newspaper, in the English language, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in the City of New York.

“Board of Directors” means as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person), or an executive committee of such Board of Directors or any duly authorized committee of the that Board of Directors or any director(s), manager(s) and/or officer(s), as the case may be, to whom the Board of Directors or a committee thereto shall have duly delegated its authority.

“Board Resolution” means a copy of a resolution to have been duly adopted by the Board of Directors of a Person, certified by the Secretary or an Assistant Secretary of such Person (or any one individual serving in a similar capacity for such Person), and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day,” except as may otherwise be provided in the form or terms of Securities of any particular series pursuant to the provisions of this Indenture, with respect to any Place of Payment or any other particular location referred to in this indenture means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Place of Payment or other location are authorized or obligated by law or executive order to close.

“Change in Tax Law” has the meaning specified in Section 10.8.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to and in compliance with the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Issuer by the Chairman, the President, any Vice President, the Treasurer, an Assistant Treasurer, the General Counsel or the Secretary of the Issuer, and delivered to the Trustee.

“Consolidated Net Tangible Assets” means the total amount of Parent’s assets (less applicable reserves and other properly deductible items) after deducting (i) all current liabilities (excluding liabilities that are extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined, and excluding short term debt and the current portion of long term debt) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on Parent’s most recent consolidated balance sheet and determined on a consolidated basis in accordance with GAAP. Notwithstanding the foregoing, for purposes of calculating Consolidated Net Tangible Assets, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP that have been made by Parent or any of its Subsidiaries subsequent to the date of the most recent consolidated balance sheet of Parent and on or prior to or simultaneously with the applicable date of calculation shall be calculated on a pro forma basis assuming that all such acquisitions, dispositions, mergers, consolidations and disposed operations had occurred on the date of such most recent consolidated balance sheet but shall not be required to give effect to any acquisition, disposition, merger, consolidation and disposed operation, or related series of acquisitions, dispositions, mergers, consolidations and disposed operations in the ordinary course of business or that individually or in the aggregate do not exceed $50,000,000 per transaction.

“Corporate Trust Office” means the designated corporate trust office of the Trustee, at which at any particular time its corporate trust business in respect of this Indenture shall be administered, which office on the date of execution of this Indenture is located at 150 East 42nd Street, 40th Floor, New York, NY 10017, Attn: Corporate Trust Services, and with respect to Agent services such office shall also mean the office or agency of the Trustee located at 608 Second Avenue South, N9303-121, Minneapolis, MN 55479, Attn: Corporate Trust Operations, or such other address as to which the Trustee may give notice to the Issuer.

“corporation” means any corporation and any association, partnership, limited liability company, business trust or similar entity.

“Covenant Defeasance” has the meaning specified in Section 13.3.

“Debt” of any Person means, without duplication, (a) any notes, bonds, debentures or similar evidences of indebtedness for money borrowed and (b) any guarantees thereof.

“Defaulted Interest” has the meaning specified in Section 3.7.

“Depositary” means with respect to the Securities of any series issuable or issued in whole or in part in global form, the Person designated as Depositary by the Issuer pursuant to Section 3.1(c) until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the “Depositary” with respect to the Securities of that series.

“Dollars” or “$” or any similar reference shall mean currency of the United States, which at the time shall be legal tender for the payment of public and private debts.

“DTC” means The Depository Trust Company.

“DTC Custodian” means the Trustee as custodian with respect to the global Securities or any successor entity thereto.

“Event of Default” has the meaning specified in Section 5.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Funded Debt” means all Debt which (i) has a final maturity, or a maturity renewable or extendable at the option of the borrower or issuer thereof, more than one year after the date as of which Funded Debt is to be determined and (ii) ranks at least equally with the Securities.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, that are in effect as of the date of this Indenture. At any time after the date of this Indenture, the Issuer may elect, for all purposes of the Indenture, to apply IFRS accounting principles (or any successor, replacement, amended or updated accounting principles to IFRS that are then in effect in the Issuer’s jurisdiction of organization) in lieu of GAAP, and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (or such successor, replacement, amended or updated accounting principles) as previously calculated or determined in accordance with GAAP; provided that (1) from and after such election, all financial statements and reports required to be provided pursuant to the Indenture (and all financial statements and reports required to be filed with the Securities and Exchange Commission or that are otherwise provided to shareholders of Parent) shall be prepared on the basis of IFRS (or such successor, replacement, amended or updated accounting principles), (2) from and after such election, all ratios, computations and other determinations based on GAAP contained in this Indenture shall be computed in conformity with IFRS (or such successor, replacement, amended or updated accounting principles) with retroactive effect being given thereto assuming that such election had been made on the issue date of the Securities and (3) all accounting terms and references in this Indenture to accounting standards shall be deemed to be references to the most comparable terms or standards under IFRS (or such successor, replacement, amended or updated accounting principles). The Issuer shall give notice of any such election made in accordance with this definition to the Trustee and the Holders of the Securities promptly after having made such election (and in any event, within 15 days thereof).

“Guarantee” means the guarantee by any Guarantor of the Issuer’s obligations under this Indenture and the Securities.

“Guarantor” means (a) in respect of a series of Securities issued by Parent, (i) each Person, if any, named as a “Guarantor” pursuant to a supplemental indenture hereto or a Board Resolution or an Officers’ Certificate of the Parent in accordance with the terms of this Indenture (until such Person ceases to be a Guarantor pursuant to the terms of this Indenture) and (ii) any successor company thereof that shall have become a Guarantor pursuant to the applicable provisions of this Indenture, and (b) in respect of a series of Securities issued by the Company, (i) Parent, (ii) each other Person, if any, named as a “Guarantor” pursuant to a supplemental indenture hereto or a Board Resolution or an Officers’ Certificate of the Company in accordance with the terms of this Indenture (until such Person ceases to be a Guarantor pursuant to the terms of this Indenture) and (iii) any successor company thereof that shall have become a Guarantor pursuant to the applicable provisions of this Indenture.

“Holder” when used with respect to any Security means the Person in whose name the Security is registered in the Security Register.

“IFRS” means International Financial Reporting Standards.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument, and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 3.1.

“Interest” means interest and when used with respect to an Original Issue Discount Security that by its terms bears interest only after Maturity means interest payable after Maturity, and, when used with respect to a Security that provides for the payment of Additional Amounts pursuant to Section 10.4, includes such Additional Amounts.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the applicable Securities.

“Issuer” means (i) the Company, in the case of Securities issued by the Company and (ii) Parent, in the case of Securities issued by Parent.

“Legal Defeasance” has the meaning specified in Section 13.2.

“Lien” means any mortgage, pledge, security interest or other lien or encumbrance.

“Maturity” when used with respect to any Security means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

“Officer” means (i) as it relates to Parent the Chairman of the Board, the President, any Vice President of Parent, the Chief Financial Officer, Treasurer, the Secretary, an Assistant Treasurer or an Assistant Secretary and (ii) as it relates to Company or any Guarantor (other than Parent), the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, Treasurer, the Secretary, any Assistant Treasurer or an Assistant Secretary or if the Company or such other Guarantor does not have such officers, a director of the Company or such other Guarantor, as the case may be, or any Person servicing in a similar capacity for the Company or such other Guarantor

“Officers’ Certificate” means (i) as it relates to Parent, a certificate signed by the Chairman of the Board, the President, any Vice President of Parent, and by the Chief Financial Officer, Treasurer, the Secretary, an Assistant Treasurer or an Assistant Secretary of Parent and (ii) as it relates to Company or any Guarantor (other than Parent), a certificate signed by the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, Treasurer, the Secretary, any Assistant Treasurer or an Assistant Secretary of the Company or such other Guarantor, as the case may be, or if the Company or such other Guarantor does not have such officers, a director of the Company or such other Guarantor, as the case may be, or any Person servicing in a similar capacity for the Company or such other Guarantor, as the case may be, and in the case of either (i) or (ii) delivered to the Trustee. Unless otherwise specified herein, each such certificate shall include the statements provided for in Section 1.2.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Issuer or any Guarantor, including an employee of the Issuer or any Guarantor, or any other counsel who shall be reasonably acceptable to the Trustee.

“Original Issue Discount Security” means a Security issued pursuant to this Indenture that provides for declaration of an amount less than the principal thereof to be due and payable upon acceleration pursuant to Section 5.2.

“Outstanding” when used with respect to Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Securities; provided, that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii) Securities as to which Legal Defeasance has been effected pursuant to Section 13.2; and

(iv) Securities that have been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Issuer: provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that may be counted in making such determination and that shall be deemed to be outstanding for such purposes shall be equal to the amount of the principal thereof that could be declared to be due and payable pursuant to the terms of such Original Issue Discount Security at the time the taking of such action by the Holders of such requisite principal amount is evidenced to the Trustee as provided in Section 1.4(a), and, provided, further, that Securities owned beneficially by the Issuer, the Guarantors or any other obligor upon the Securities or any Affiliate (other than officers or directors of the Issuer, the Guarantors or such other obligors) of the Issuer, the Guarantors or such other obligor, shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities that the Trustee knows to be so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer, the Guarantors or any other obligor upon the Securities or any Affiliate of the Issuer, the Guarantors or such other obligor. In the case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officers’ Certificate of the Issuer listing and identifying all securities known by the Issuer to be owned or held by or for the account of any of the above-described persons; and, subject to the terms of this Indenture, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are outstanding for the purpose of any such determination.

“Parent” means the person named as “Parent” in the first paragraph of this instrument until a successor Person shall have become such pursuant to and in compliance with the applicable provisions of this Indenture, and thereafter “Parent.”

“Paying Agent” means any Person authorized by the Issuer to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Issuer.

“Payment Default” has the meaning specified in Section 5.1.

“Payor” has the meaning specified in Section 10.4.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or similar entity, or any agency or political subdivision thereof.

“Place of Payment” when used with respect to the Securities of any series means the place or places where, subject to the provisions of Section 10.2, the principal of (and premium, if any) and interest on the Securities of that series are payable as specified as provided pursuant to Section 3.1.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for or in lieu of a lost, destroyed, mutilated or stolen Security shall be deemed to evidence the same debt as the lost, destroyed, mutilated or stolen Security.

“Principal Property” means, as of any date, any building, structure or other facility together with the underlying land and its fixtures, used primarily for manufacturing, processing, research, warehousing, distribution or production, and owned or leased or to be owned or leased by Parent or any Restricted Subsidiary, and in each case the gross book value of which as of such date exceeds 1.5% of Consolidated Net Tangible Assets measured as of the end of the most recent quarter for which financial statements are available, other than any such land, building, structure or other facility or portion thereof which, in the opinion of the Board of Directors of Parent, is not of material importance to the business conducted by Parent and its subsidiaries, considered as one enterprise.

“Redemption Date” when used with respect to any Security to be redeemed means the date fixed for such redemption by or pursuant to this Indenture, including a Tax Redemption Date, as applicable.

“Redemption Price” when used with respect to any Security to be redeemed means the price at which it is to be redeemed as determined pursuant to the provisions of this Indenture.

“Registered Security” means any Security established pursuant to Section 2.1 that is registered in the Security Register.

“Regular Record Date” for the interest payable on a Security on any Interest Payment Date means the date, if any, specified in such Security as the “Regular Record Date.”

“Relevant Taxing Jurisdiction” has the meaning specified in Section 10.4.

“Responsible Officer” when used with respect to the Trustee means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers who at the time shall have direct responsibility for the administration of this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such individual’s knowledge of and familiarity with the particular subject.

“Restricted Subsidiary” means any Subsidiary of Parent which owns or leases a Principal Property.

“Sale and Leaseback Transaction” has the meaning specified in Section 10.7.

“Security” or “Securities” means any Security or Securities, as the case may be, authenticated and delivered under this Indenture.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.5.

“Special Record Date” for the payment of any Defaulted Interest on the Securities of any series means a date fixed by the Trustee pursuant to Section 3.7.

“Stated Maturity” when used with respect to any Security or any installment of principal thereof or interest thereon means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means any corporation or other entity of which Voting Shares are at the time directly or indirectly owned by Parent (or if such term is used with reference to any other Person, by such other Person).

“Tax Redemption Date” has the meaning specified in Section 11.8.

“Taxes” has the meaning specified in Section 10.4.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” shall mean each such Person and as used with respect to the Securities of any series shall mean the Trustee with respect to the Securities of that series.

“United States” or “U.S.” means the United States of America (including the states and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, that, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

“U.S.A. Patriot Act” has the meaning specified in Section 1.20.

“Voting Shares” means shares of stock (or similar equity interests) of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the Board of Directors; provided that, for the purposes hereof, shares of stock (or similar equity interests) that carry only the right to vote conditionally on the happening of an event shall not be considered voting shares whether or not such event shall have happened.

Section 1.2. Compliance Certificates and Opinions.

Upon any application or request by the Issuer or any Guarantor to the Trustee to take any action under any provision of this Indenture, the Issuer or such Guarantor shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate of the Issuer or any Guarantor, as the case may be, if to be given by an officer of the Issuer or such Guarantor, as the case may be, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.3. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Any certificate or opinion of an Officer of the Issuer or any Guarantor, as applicable, may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of, or representations by, an Officer or Officers of the Issuer or such Guarantor, as applicable, stating that the information with respect to such factual matters is in the possession of the Issuer or such Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Any certificate, statement or opinion of an officer of the Company or of counsel may be based insofar as it relates to accounting matters, upon a certificate or opinion of or representations by a firm of accountants or an accountant in the employ of the Company, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

Section 1.4. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer or the Guarantors, as the case may be. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee, the Issuer and the Guarantors and any agent of the Trustee, the Issuer or the Guarantors, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The ownership of Securities and the principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

(d) If the Issuer or the Guarantors shall solicit from the Holders of any Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer or the Guarantors may, at their respective option, by Board Resolution, fix in advance a record date for the determination of Holders of Securities entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer or the Guarantors shall have no obligation to do so. Notwithstanding Trust Indenture Act Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of Securities of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided, that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee, any Security Registrar, any Paying Agent, the Issuer or the Guarantors in reliance thereon, whether or not notation of such action is made upon such Security.

Section 1.5. Notices, Etc., to Trustee and Issuer.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(a) the Trustee by any Holder or by the Issuer or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, or

(b) the Issuer or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or overnight courier guaranteeing next day delivery, to the Issuer or any Guarantor addressed to the address of its principal office specified in the first paragraph of this instrument, Attention: General Counsel, or at any other address previously furnished in writing to the Trustee by the Issuer or any Guarantor.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such electronic instructions or directions, subsequent to the transmission thereof, shall provide the originally executed instructions or directions to the Trustee in a timely manner and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions or directions notwithstanding such instructions or directions conflict or are inconsistent with a subsequent written instruction or direction or if the subsequent written instruction or direction is never received. The party providing instructions or directions by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods, as aforesaid, agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 1.6. Notice to Holders of Securities; Waiver.

Except as otherwise expressly provided herein or in the form of Securities of any particular series pursuant to the provisions of this Indenture, where this Indenture provides for notice to Holders of Securities of any event, such notice shall be sufficiently given to Holders of Securities if in writing and mailed, first-class postage prepaid, to each Holder of a Security affected by such event, at his address as it appears in the Security Register (or, to the extent permitted or required by applicable DTC procedures or regulations, sent electronically), not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

In any case where notice to Holders of Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Security shall affect the sufficiency of such notice with respect to other Holders of Securities. In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Notwithstanding any other provision of this Indenture, where this Indenture or any Security provides for notice of any event (including any notice of redemption or repurchase) to a Holder of a global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC or any other Depositary (or its designee) pursuant to the standing instructions from DTC or any other Depositary or its designee, including by electronic mail in accordance with Applicable Procedures.

Section 1.7. Language of Notices, Etc.

Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language, except that, if the Issuer so elects, any notice published in an Authorized Newspaper may be in an official language of the country of publication.

Section 1.8. Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 1.9. Effect of Headings and Table of Contents.

The Article and Section headings herein, the Trust Indenture Act reconciliation, and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.10. Successors and Assigns.

All covenants and agreements in this Indenture by the Issuer and Guarantors shall bind their respective successors and assigns, whether so expressed or not.

Section 1.11. Separability Clause.

In case any provision in this Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.12. Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Agent, any Security Registrar, any Paying Agent, any Authenticating Agent and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.13. Governing Law.

This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

Section 1.14. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or the Securities other than a provision in the Securities that specifically states that such provision shall apply in lieu of this Section) payment of interest or any Additional Amounts or principal (and premium, if any) need not be made at such Place of Payment on such date, but shall be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

Section 1.15. Submission to Jurisdiction.

If set forth in a supplemental indenture, each Issuer and each Guarantor not organized in the United States will appoint Corporation Service Company, with an office at 1180 Avenue of the Americas, Suite 210, New York, NY 10036, as its agent (or any successor thereto) for service of process in any suit, action or proceeding with respect to this Indenture, the Securities and the Guarantees and for actions brought under the United States federal or state securities laws brought in any United States federal or state court located in the Borough of Manhattan in the County and City of New York. Each Issuer and each Guarantor irrevocably and unconditionally submits to the exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan in the County and City of New York over any suit, action or proceeding arising out of or relating to this Indenture, the Securities or the Guarantees and for actions brought under the United States federal or state securities laws. Service of any process, summons, notice or document by registered mail addressed to any Issuer or any Guarantor at the address above shall be effective service of process against the Issuer or any Guarantor, as the case may be, for any suit, action or proceeding brought in any such court. Each Issuer and each Guarantor irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon each Issuer and each Guarantor, as the case may be, and may be enforced in any other courts to whose jurisdiction the Issuer or each Guarantor, as the case may be, is or may be subject by suit upon judgment. Each Issuer and each Guarantor further agrees that nothing herein shall affect any Holder’s right to effect service of process in any other manner permitted by law or bring a suit, action or proceeding (including a proceeding for enforcement of a judgment) in any other court or jurisdiction in accordance with applicable law.

Section 1.16. Waiver of Immunity.

To the extent that each of the Issuers and the Guarantors, or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to each of the Issuers and the Guarantors, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any United States federal or state court located in the Borough of Manhattan in the County and City of New York, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of each of the Issuers and the Guarantors or any other matter under or arising out of or in connection with this Indenture, each of the Issuers and the Guarantors hereby irrevocably and unconditionally waives or will waive such right to the extent permitted by applicable law, and agree not to plead or claim any such immunity and consent to such relief and enforcement.

Section 1.17. Waiver of Jury Trial.

EACH OF THE ISSUERS, EACH GUARANTOR, THE TRUSTEE AND EACH HOLDER OF ANY SECURITY BY ITS ACCEPTANCE THEREOF HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 1.18. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 1.19. Currency Indemnity.

The U.S. dollar shall be the sole currency of account and payment for all sums payable by the Issuers or any Guarantor under or in connection with the Securities and the Guarantees, including damages. If, for the purposes of obtaining judgment in any court in any jurisdiction in connection with the Securities, it becomes necessary to convert into a particular currency the amount due under or in connection with the Securities, then conversion shall be made at the rate of exchange prevailing on the day the decision became enforceable (or if such day is not a Business Day, the next preceding Business Day) at the place where it was rendered. The Issuer’s or any Guarantor’s obligations under or in connection with the Securities shall be discharged only to the extent that the relevant Holder is able to purchase in the London foreign exchange markets in accordance with normal banking procedures, on the date of the relevant receipt or recovery by it (or, if it is not practicable to make such purchase on such date, on the first date on which it is practicable to do so), U.S. dollars in the amount originally due to it (whether pursuant to any judgment or otherwise) with any other currency paid to that Holder. If the Holder cannot purchase U.S. dollars in the amount originally to be paid, the Issuer or such Guarantor shall indemnify the Holder for any resulting loss or damage sustained by it and pay the difference. If the amount of U.S. dollars purchased exceeds the amount originally to be paid to such Holder, the Holder shall reimburse the excess to the Issuer or such Guarantor. The Holder shall not be obligated to make this reimbursement if the Issuer or such Guarantor is in default of its obligations under the Securities. The indemnity undertaken by the Issuer and each Guarantor in favor of the Holders as described in this paragraph shall constitute an obligation separate and independent from the other obligations contained in this Indenture, shall give rise to a separate and independent cause of action, shall apply irrespective of any waiver granted by the Holder of any note or the Trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under or in connection with the Securities or under any judgment or order.

Section 1.20. U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (U.S.A. Patriot Act) Act of 2001, as amended (the “U.S.A. Patriot Act”), the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties hereto agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 1.21. Consent to Creation of Distributable Reserves.

Each Holder of a Security by its acceptance thereof irrevocably consents, to the fullest extent permitted by applicable law, to the creation of distributable reserves by reducing some or all of the share premium of the Issuer resulting from the issuance of ordinary shares of the Issuer in connection with the scheme of arrangement pursuant to the acquisition of Elon Corporation, plc.

ARTICLE 2

SECURITY FORMS

Section 2.1. Forms Generally.

The Securities, if any, of each series and Securities in global form, if any, shall be in the form established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, shall have appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers of the Issuer executing such Securities, as evidenced by their execution of such Securities. If the forms of the Securities of any series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.3 for the authentication and delivery of such Securities.

Unless otherwise provided as contemplated by Section 3.1 with respect to any series of Securities, the Securities of each series shall be issuable in registered form without coupons.

Any definitive Securities may be printed, lithographed or engraved or may be produced in any other manner, all as determined by the officers of the Issuer executing such Securities, as evidenced by their execution of such Securities.

Each definitive Guarantee may be printed, lithographed or engraved or may be produced in any other manner, all as determined by the officers executing such Guarantee, as evidenced by their execution of such Guarantee.

Section 2.2. Form of Trustee’s Certificate of Authentication.

The Trustee’s Certificate of Authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

Wells Fargo Bank, National Association, as Trustee

By:
Authorized Signatory

Dated:

Section 2.3. Securities in Global Form.

If Securities of a series are issuable in whole or in part in global form, any such Security may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges or increased to reflect the issuance of additional Securities. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made in such manner and by such Person or Persons, as shall be specified therein or in the Company Order delivered to the Trustee pursuant to Section 3.3.

Section 2.4. Guarantee; Form of Guarantee.

(a) Parent, by its execution of this Indenture, hereby agrees with each Holder of a Security issued by the Company authenticated and delivered by the Trustee of such series of Securities and with such Trustee for itself and on behalf of each such Holder, to be unconditionally bound by the terms and provisions of the Guarantee set forth below and authorizes such Trustee to confirm such Guarantee to the Holder of each such Security of the Company by its execution and delivery of each such Security, with such Guarantee endorsed thereon, authenticated and delivered by such Trustee unless in any such case that such Guarantee shall not be required for any Securities as set forth in an Officers’ Certificate.

GUARANTEE

OF

PERRIGO COMPANY PLC

For value received, PERRIGO COMPANY PLC, a company duly organized and existing under the laws of Ireland (herein called the “Guarantor”, which term includes any successor Person under the Indenture referred to in the Security upon which this Guarantee is endorsed), hereby irrevocably and unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed and to the Trustee of such series of Securities for itself and on behalf of each such Holder the due and punctual payment of the principal of (and premium, if any, on) and interest on such Security and the due and punctual payment of the sinking fund or analogous payments referred to therein, if any, when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the Indenture referred to therein, and all other amounts owed under the Indenture, all in accordance with and subject to the terms and limitations of the Security on which this Guarantee is endorsed and Article Fourteen of the Indenture. In case of the failure of PERRIGO FINANCE PLC, a company duly organized under the laws of Ireland (herein called the “Issuer”, which term includes any successor Person under such Indenture), promptly to make any such payment of principal (and premium, if any) or interest or any such sinking fund or analogous payment, and all other amounts owed under the Indenture, the Guarantor hereby agrees to cause any such payment to be made promptly when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Issuer, subject to the terms and limitations of Article Fourteen of the Indenture.

(b) Each Guarantor, by its execution of this Indenture, hereby agrees with each Holder of a Security issued by [ISSUER] of each series authenticated and delivered by the Trustee of such series of Securities and with such Trustee on behalf of each such Holder, to be unconditionally bound by the terms and provisions of the Guarantee set forth in the Board Resolution, Officers’ Certificate or supplemental indenture hereto, as applicable, establishing the terms of such Securities, and authorizes such Trustee to confirm such Guarantee to the Holder of each such Security by its execution and delivery of each such Security, with such Guarantee endorsed thereon, authenticated and delivered by such Trustee.

ARTICLE 3

THE SECURITIES

Section 3.1. Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution, and set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto prior to the issuance of Securities of any series:

(a) the title of the Securities and the series in which such Securities shall be included;

(b) the limit, if any, upon the aggregate principal amount of the Securities of such title and the Securities of such series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.4, 3.5, 3.6, 9.6 or 11.7);

(c) whether Securities of the series may be issued in whole or in part in global form and, if so, the identity of the Depositary for such Securities in global form, and the terms and conditions, if any, upon which interests in such Securities in global form may be exchanged, in whole or in part, for the individual Securities represented thereby;

(d) the date or dates on which the principal of such Securities is payable;

(e) the rate or rates at which such Securities shall bear interest, if any, or method by which such rate or rates are determined, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on Registered Securities on any Interest Payment Date, whether and under what circumstances Additional Amounts on such securities shall be payable in respect of specified taxes, assessments or other governmental charges withheld or deducted and, if so, whether the Issuer has the option to redeem the affected Securities rather than pay such Additional Amounts, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(f) the place or places, if any, in addition to or other than the Corporate Trust Office, where the principal of (and premium, if any) and interest on or Additional Amounts, if any, payable in respect of such Securities shall be payable, where such Securities may be surrendered for registration of transfer, where such Securities may be surrendered for exchange and where notice and demands to or upon the Issuer, in respect of such Securities and this Indenture, may be served and where notices to Holders pursuant to Section 1.7 will be published;

(g) the period or periods within which, the price or prices at which and the terms and conditions upon which such Securities may be redeemed, in whole or in part, at the option of the Issuer or a Holder;

(h) the obligation, if any, of the Issuer to redeem such Securities pursuant to any sinking fund and the period or periods within which, the price or prices at which and the terms and conditions upon which such Securities shall be redeemed in whole or in part, pursuant to such obligation;

(i) the denominations in which Securities of the series, if any, shall be issuable if other than denominations of $2,000 and any integral multiples of $1,000 in excess thereof;

(j) if other than the principal amount thereof, the portion of the principal amount of such Securities that shall be payable upon acceleration of the Maturity thereof pursuant to Section 5.2;

(k) if the amount of payments of principal of (and premium, if any) or interest, if any, on, and Additional Amounts in respect of such Securities may be determined with reference to an index, formula or other method other than that in which the Securities are stated to be payable, the manner in which such amounts shall be determined;

(l) if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

(m) any Events of Default with respect to Securities of such series, if not otherwise set forth herein, or any changes or deletions to any Events of Default;

(n) whether and upon what terms the Securities of any series may be defeased if different from the provisions set forth herein;

(o) any addition or change to the covenants set forth in Article 10 which applies to Securities of the series;

(p) the currency, currencies or currency units in which payment of principal of (and premium, if any) or interest, if any, on, and Additional Amounts in respect of any Securities of the series shall be payable if other than the currency of the United States of America;

(q) principal of (and premium, if any) or interest, if any, on, and Additional Amounts in respect of any Securities of the series is to be payable, at the election of the Issuer or a Holder thereof, in one or more currencies or currency units other than that or those in which the Securities are stated to be payable, the currency, currencies or currency units in which principal of (and premium, if any) or interest, if any, on, and Additional Amounts in respect of any Securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

(r) whether the Securities will be guaranteed;

(s) whether the Securities will have any conversion features and the tax of any such conversion; and

(t) any other terms of such Securities.

All Securities of any one series shall be substantially identical except as to denomination and the rate or rates of interest, if any, issue date, issue price, redemption dates and sinking fund dates, if any, and Stated Maturity, the date from which interest, if any, shall accrue, the amount that shall be payable upon the declaration of acceleration and except as may otherwise be provided in or pursuant to such Board Resolution and set forth in such Officers’ Certificate or in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series which may or not be fungible with the other Securities in such series. No Officers’ Certificate may affect the Trustee’s own rights, duties or immunities under this Indenture or otherwise with respect to any series of Securities.

If any of the terms of the Securities of any series were established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of such series.

Section 3.2. Denominations.

Unless other denominations and amounts may from time to time be fixed by or pursuant to a Board Resolution, the Registered Securities of each series, if any, shall be issuable in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

Section 3.3. Execution, Authentication, Delivery and Dating.

The Securities and any Guarantees endorsed thereon shall be executed on behalf of the Issuer or such Guarantor, as applicable, by its respective Officer. The signature of any of these officers on the Securities and any Guarantees endorsed thereon may be manual or facsimile in the form of a .pdf attachment or by other means of electronic transmission showing such signature. The seal (if any) of the Issuer or such Guarantor, as applicable, may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities. Typographical and other minor errors or defects in any such reproduction of the seal (if any) or any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

Securities and any Guarantees endorsed thereon bearing the signatures of individuals who were at any time the proper officers of the Issuer or such Guarantor, as applicable, shall bind the Issuer or such Guarantor, as applicable, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities of any series, executed by the Issuer, together with the Guarantees of the Guarantors endorsed thereon, to the Trustee for authentication, together with the Board Resolution and Officers’ Certificate or supplemental indenture with respect to such Securities referred to in Section 3.1 and a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order and subject to the provisions hereof shall authenticate and deliver such Securities. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating,

(a) that the form and terms of such Securities have been established in conformity with the provision of this Indenture;

(b) that all conditions precedent set forth in this Indenture to the authentication and delivery of such Securities and any Guarantees endorsed thereon, have been complied with and that this Indenture and such Securities and any Guarantees endorsed thereon, when authenticated and delivered by the Trustee and issued by the Issuer and such Guarantors in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Issuer and such Guarantors, enforceable against the Issuer and such Guarantors in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles; and

(c) as to such other matters as the Trustee may reasonably request;

provided, however, that if all the Securities of any series are not to be issued at one time, it shall not be necessary to deliver an Opinion of Counsel at the time of issuance of each Security, but such Opinion of Counsel, with appropriate modifications, may instead be delivered at or prior to the time of the first issuance of Securities of such series.

The Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee or if the Trustee, being advised by counsel, determines that such action may not lawfully be taken.

If the Issuer shall establish pursuant to Section 3.1 that Securities of a series may be issued in whole or in part in global form, then the Issuer shall execute and the Trustee shall, in accordance with this Section and the Company Order with respect to such series, authenticate and deliver one or more Securities in global form that (i) shall represent and shall be denominated in an authorized aggregate amount equal to the aggregate principal amount of the Outstanding Securities of such series and tenor to be represented by one or more Securities in global form and the principal amount of Securities represented by such global Security shall be increased or reduced and an endorsement shall be made on the schedule with respect to such global Security pursuant to Applicable Procedures, (ii) shall be registered, in the name of the Depositary for such Security or Securities in global form or the nominee of such Depositary, (iii) shall be held by the DTC Custodian and (iv) shall bear a legend substantially to the following effect: “Unless and until it is exchanged in whole or in part for Notes in certificated form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of CEDE & CO. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to CEDE & CO., any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, CEDE & CO., has an interest herein.” Each Depositary designated pursuant to Section 3.1 for a Security in global form must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation. Neither the Trustee nor any Agent shall have the responsibility for any actions taken or not taken by the Depositary. The Company initially appoints the Trustee to act as DTC Custodian with respect to the global Securities. The Trustee and each Agent are hereby authorized to act in accordance with Applicable Procedures with respect to any global Security.

Each Security shall be dated the date of its authentication.

No Security or any Guarantee endorsed thereon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for in Section 2.2 or 6.14 executed by or on behalf of the Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security, together with the related Guarantees, if any, has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Security to the Trustee for cancellation as provided in Section 3.9 for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 3.4. Temporary Securities.

Pending the preparation of definitive Securities of any series, the Issuer may execute and deliver to the Trustee, and upon Company Order the Trustee shall authenticate and deliver, in the manner provided in Section 3.3, temporary Securities of such series that are printed, lithographed, typewritten or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, and having endorsed thereon Guarantees executed by the Guarantors of the tenor of the definitive Guarantees, in registered form without coupons and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities. In the case of Securities of any series, such temporary Securities may be in global form, representing all of the Outstanding Securities of such series and tenor.

Except in the case of temporary Securities in global form, which shall be exchanged in accordance with the provisions thereof, if temporary Securities of any series are issued, the Issuer will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities of such series shall be exchangeable upon request for definitive Securities of such series containing identical terms and provisions (including the Guarantees endorsed thereon) upon surrender of the temporary Securities of such series at an office or agency of the Issuer maintained for such purpose pursuant to Section 10.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations of the same series containing identical terms and provisions (including the Guarantees endorsed thereon). Unless otherwise specified as contemplated by Section 3.1 with respect to a temporary Security in global form, until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

Section 3.5. Registration, Transfer and Exchange.

With respect to the Securities of each series, if any, the Issuer shall cause to be kept, at an office or agency of the Issuer maintained pursuant to Section 10.2, a register (herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of the Securities of each series and of transfers of the Securities of each series. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers and exchanges of Securities as herein provided; provided, that the Issuer may, from time to time, designate (or change any designation of) any other Person or Persons to act as Security Registrar or co-Security Registrars with respect to the Securities of one or more series, with notice to the Trustee and as provided in Section 1.6 to the Holders. At all reasonable times the Security Register shall be open for inspection by the Issuer. In the event that the Trustee shall not be the Security Registrar, it shall have the right to examine the Security Register at all reasonable times.

Upon surrender for registration of transfer of any Security of any series at any office or agency of the Issuer maintained for that series pursuant to Section 10.2, the Issuer shall execute, and the Trustee, at the direction of the Issuer, shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series of an authorized denomination, of a like aggregate principal amount bearing a number not contemporaneously outstanding, containing identical terms and provisions and having endorsed thereon the Guarantees executed by the Guarantors.

Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for the individual Securities represented thereby, in definitive form, a Security in global form representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount and having endorsed thereon the Guarantees executed by the Guarantors, upon surrender of the Securities to be exchanged at any such office or agency of the Issuer maintained for that series pursuant to Section 10.2. Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee, at the direction of the Issuer, shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive and having endorsed thereon the Guarantees executed by the Guarantors.

If at any time the Depositary for the Securities of a series notifies the Issuer that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities of such series shall no longer be eligible under Section 3.3, the Issuer, by Company Order, shall appoint a successor Depositary with respect to the Securities of such series. If a successor Depositary for the Securities of such series is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer’s election pursuant to Section 3.1(c) shall no longer be effective with respect to the Securities of such series and the Issuer will execute, and the Trustee, upon receipt of a Company

Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive form in an aggregate principal amount and of like terms and tenor equal to the principal amount of the Security or Securities in global form representing such series in exchange for such Security or Securities in global form.

The Issuer may at any time and in its sole discretion determine that individual Securities of any series issued in global form shall no longer be represented by such Security or Securities in global form. In such event the Issuer will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual definitive Securities of such series and of the same terms and tenor and having endorsed thereon the Guarantees executed by the Guarantors, will authenticate and deliver individual Securities of such series in definitive form in authorized denominations and in an aggregate principal amount equal to the principal amount of the Security or Securities in global form representing such series in exchange for such Security or Securities in global form.

If specified by the Issuer pursuant to Section 3.1 with respect to a series of Securities, the Depositary for such series of Securities may surrender a Security in global form for such series of Securities in exchange in whole or in part for individual Securities of such series in definitive form and of like terms and tenor on such terms as are acceptable to the Issuer, the Trustee and such Depositary. Thereupon, the Issuer shall execute, and the Trustee upon receipt of a Company Order for the authentication and delivery of individual definitive Securities of such series, shall authenticate and deliver, without service charge:

(a) to the Depositary or to each Person specified by such Depositary a new individual Security or Securities of the same series and of the same tenor and having endorsed thereon the Guarantees executed by the Guarantors, of authorized denominations, in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Security in global form; and

(b) to such Depositary a new Security in global form in a denomination equal to the difference, if any, between the principal amount of the surrendered Security in global form and the aggregate principal amount of the individual Securities delivered to Holders thereof.

In any exchange provided for in any of the preceding three paragraphs, the Issuer will execute and the Trustee pursuant to a Company Order will authenticate and deliver individual Securities in definitive registered form in authorized denominations.

Upon the exchange of a Security in global form for Securities in definitive form, at the direction of the Issuer, such Security in global form shall be cancelled by the Trustee. Securities issued in exchange for a Security in global form pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Security in global form, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Securities to the persons in whose names such Securities are so registered or to the Depositary.

Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee, at the direction of the Issuer, shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the Issuer or the Security Registrar for such series of Security presented) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and such Security Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.4, 9.6 or 11.7 not involving any transfer.

The Issuer shall not be required (i) to issue, register the transfer of or exchange any Securities of any series during a period beginning at the opening of business 15 days before the day of the selection for redemption of Securities of that series under Section 11.3 and ending at the close of business on the day of such selection, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except in the case of any Security to be redeemed in part, the portion thereof not to be redeemed.

Section 3.6. Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Issuer shall execute and the Trustee, at the direction of the Issuer, shall authenticate and deliver in exchange therefor a new Security of the same series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding, and having endorsed thereon the Guarantees executed by the Guarantors.

If there shall be delivered to the Issuer and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security, and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuer or the Trustee that such Security has been acquired by a bona fide purchaser, the Issuer shall execute and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such destroyed, lost or stolen Security, a new Security of the same series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding, and having endorsed thereon the Guarantees executed by the Guarantors.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series and the Guarantees endorsed thereon issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.7. Payment of Interest; Interest Rights Preserved.

Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall, if so provided in such Security, be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered as of the close of business on the Regular Record Date for such interest.

Any interest on any Security of any series that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date for such Security (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause (a) or (b) below:

(a) The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities affected (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, (or, to the extent permitted or required by applicable DTC procedures or regulations, sent electronically)to each Holder of such Securities at his address as it appears in the Security Register not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Issuer, cause a similar notice to be published at least once in a newspaper, customarily published in the English language on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed or sent as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b) The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.

Interest on Securities of any series that bear interest may be paid by mailing a check to the address of the person entitled thereto as such address shall appear in the Security Register or by wire transfer or other electronic means to Holders of $1,000,000 or more in aggregate principal amount of Securities having wire transfer addresses within the continental United States.

Subject to the foregoing provisions of this Section and Section 3.5, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 3.8. Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Issuer, the Guarantors, the Trustee and any agent of the Issuer, the Guarantors, or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any), and (subject to Sections 3.5 and 3.7) interest on and Additional Amounts with respect to, such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Issuer, such Guarantors, the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

None of the Issuer, such Guarantors, the Trustee, any Authenticating Agent, any Paying Agent, the Security Registrar or any co-Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests and each of them may act or refrain from acting without liability on any information relating to such records provided by the Depositary.

Section 3.9. Cancellation.

All Securities surrendered for payment, redemption, repayment, registration of transfer or exchange or for credit against any sinking fund payment, if surrendered to any Person other than the Trustee, shall be delivered to the Trustee, and any such Securities and Securities surrendered directly to the Trustee for any such purpose shall be promptly cancelled by it. The Issuer or the Guarantors may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee at the direction of the Issuer. No securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be cancelled by it in its customary manner and it shall dispose of canceled Securities in accordance with its procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirements of the Exchange Act).

Section 3.10. Computation of Interest; Calculations.

Except as otherwise contemplated by Section 3.1 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

The Issuer shall be responsible for making calculations called for under the Securities, including but not limited to determination of Redemption Price, premium, if any, and any Additional Amounts or other amounts payable on the Securities. The Issuer will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders. The Issuer will provide a schedule of its calculations to the Trustee when requested by the Trustee, and the Trustee is entitled to rely conclusively on the accuracy of the Issuer’s calculations without independent verification. The Trustee shall forward the Issuer’s calculations to any Holder of the Securities upon the written request of such Holder.

Section 3.11. CUSIP Numbers.

The Issuer in issuing the Securities may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such notice shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE 4

SATISFACTION AND DISCHARGE

Section 4.1. Satisfaction and Discharge of Indenture.

Upon the direction of the Issuer by a Company Order, this Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for, rights, obligations, duties and immunities of the Trustee set forth in the last paragraph of this Section and any right to receive Additional Amounts, as provided in Section 10.4), and the Trustee, pursuant to a Company Order and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(a) either:

(i) all Securities theretofore authenticated and delivered (other than (A) Securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.6, and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

(ii) all such Securities not theretofore delivered to the Trustee for cancellation:

(1)	have become due and payable, or

(2)	will become due and payable at their Stated Maturity within one year, or

(3)	if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (1), (2) or (3) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge, or U.S. Government Obligations, maturing as to principal and paying interest in such amounts and at such times as will insure the availability of cash sufficient to pay and discharge, the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, and any Additional Amounts with respect thereto, to the date of such deposit (in the case of Securities that have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(b) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

(c) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

In the event there are Securities of two or more series hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so by Company Order with respect to Securities of all series as to which it is Trustee and if the other conditions thereto are met. In the event there are two or more Trustees hereunder, then the effectiveness of any such instrument shall be conditioned upon receipt of such instruments from all Trustees hereunder.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Holders under Section 10.1 (or the obligations of any guarantor or other obligor with respect to the payment of principal, premium, if any, and interest, as set forth in any supplemental indenture) and to the Trustee under Section 6.7 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.3 shall survive such satisfaction and discharge.

Section 4.2. Application of Trust Money.

Subject to the provisions of the last paragraph of Section 10.3, all cash or U.S. Government Obligations deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities, and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and any interest and Additional Amounts for whose payment such cash or U.S. Government Obligations have been deposited with the Trustee; but such cash or U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

ARTICLE 5

REMEDIES

Section 5.1. Events of Default.

“Event of Default,” wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of any interest on or any Additional Amounts payable in respect of any of the Securities of such series as and when such interest or Additional Amounts becomes due and payable, and continuance of such default for a period of 30 days; or

(b) default in the payment of all or any part of the principal of (and premium, if any, on) any of the Securities of such series as and when the same becomes due and payable at Maturity, or default in the deposit of any sinking fund payment, when and as due and payable by the terms of any of the Securities of such series; or

(c) default in the performance, or breach, of any covenant, warranty or agreement of the Issuer or any Guarantor in respect of the Securities of such series in this Indenture or any supplemental indenture (other than a covenant, warranty or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, return receipt requested, or by overnight courier guaranteeing next day delivery and providing written confirmation thereof, to the Issuer or such Guarantor by the

Trustee or to the Issuer or such Guarantor and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company (but only if it is the Issuer) or Parent in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company (but only if it is the Issuer) or Parent or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

(e) Either the Company (but only if it is the Issuer) or Parent shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect or seeking the appointment of a receiver, liquidator, custodian, trustee, sequestrator or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall admit in writing of its inability to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

(f) any other Event of Default provided with respect to Securities of that series.

Section 5.2. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to the Securities of any series at the time Outstanding (other than an Event of Default specified in Section 5.1(d) or (e)) occurs and is continuing, then, and in each and every case, unless the principal of all of the Securities of such series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such series, by notice in writing to the Issuer (and to the Trustee if given by such Holders), may declare the entire principal of all Securities of such series, or such lesser amount as may be provided for in the Securities of such series, and the interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become due and payable immediately.

If an Event of Default specified in Section 5.1(d) or (e) occurs and is continuing, then, and in each and every such case, unless the principal of all the Securities shall have already become due and payable, the entire principal of all the Outstanding Securities, or such lesser amount as may be provided for in the Securities of any series, and interest accrued thereon shall automatically become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration (other than resulting from an Event of Default specified in Section 5.1(d) or (e) with respect to Parent) with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Issuer, the Guarantors and the Trustee, may waive all defaults with respect to such series and rescind and annul such declaration and its consequences if:

(a) the Issuer has paid or deposited with the Trustee a sum sufficient to pay:

(i) all overdue installments of interest on and any Additional Amounts payable in respect of all Securities of that series,

(ii) the principal of (and premium, if any, on) any Securities of that series that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Securities,

(iii) to the extent that payment of such interest is lawful, interest upon overdue installments of interest and Additional Amounts at the rate or rates borne by or provided for in such Securities, and

(iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b) all Events of Default with respect to the Securities of that series, other than the non-payment of the principal of the Securities of that series that has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.3. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Issuer covenants that if:

(a) default is made in the payment of any installment of interest on or any Additional Amounts payable in respect of any Security when such interest or Additional Amounts shall have become due and payable and such default continues for a period of 30 days, or

(b) default is made in the payment of the principal of (or premium, if any, on) any Security at its Maturity, the Issuer will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities the whole amount then due and payable on such Securities for principal (and premium, if any) and interest and Additional Amounts, if any, and, to the extent that payment of such interest shall be legally enforceable, interest upon the overdue principal (and premium, if any) and upon overdue installments of interest or any Additional Amounts, at the rate or rates borne by or provided for in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuer, the Guarantors or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer, the Guarantors or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.4. Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company (but only if it is the Issuer) or Parent, as the case may be, the Guarantors or any other obligor upon the Securities or the property of the Company (but only if it is the Issuer) or Parent, as the case may be, such Guarantors or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer or the Guarantors for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a) to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Securities of that series, of principal (and premium, if any) and interest and any Additional Amounts owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents or counsel) and of the Holders allowed in such judicial proceeding; and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Securities to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 6.7. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7 hereof out of the estate in any such proceeding, shall be unpaid for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding. The Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ committee or other similar committee.

Section 5.5. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or any of the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery or judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 5.6. Application of Money Collected.

Any money or property collected by the Trustee pursuant to this Article, and after an Event of Default, any money or other property distributable in respect of the Issuer’s and any Guarantor’s obligations under this Indenture, shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (and premium, if any), interest or any Additional Amounts, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee or any predecessor Trustee under Section 6.7; and

Second: To the payment of the amounts then due and unpaid upon the Securities for principal (and premium, if any) and interest and any Additional Amounts payable in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities for principal (and premium, if any), interest and Additional Amounts, respectively; and

Third: The balance, if any, to the Issuer or the Guarantors or as a court of competent jurisdiction may direct.

Section 5.7. Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(b) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series; it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holders or Holders of any other series, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 5.8. Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Sections 3.5 and 3.7) interest on and any Additional Amounts in respect of such Security on the respective Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 5.9. Restoration of Rights and Remedies.

If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Issuer, any Guarantor, the Trustee and the Holders of Securities shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10. Rights and Remedies Cumulative.

Except as provided in Section 5.7 and except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Securities may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Securities.

Section 5.12. Control by Holders of Securities.

The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series; provided, that

(a) such direction shall not be in conflict with any rule of law or with this Indenture or involve the Trustee in any personal liability;

(b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; and

(c) such direction is not unduly prejudicial to the rights of other Holders of Securities of such series (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders).

Section 5.13. Waiver of Past Defaults.

Prior to a declaration of acceleration of the Maturity of the Securities of any series as provided in Section 5.2 (other than resulting from an Event of Default specified in Section 5.1(d) or (e)), the Holders of not less than a majority in principal amount of Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default or Event of Default with respect to such series and its consequences, except a default:

(a) in the payment of the principal of (and premium, if any) or interest on or Additional Amounts payable in respect of any Security of such series, or

(b) in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14. Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit, of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, including the Trustee, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee or by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder of any Security for the enforcement of the payment of the principal of (and premium, if any) or interest on or any Additional Amounts in respect of any Security on or after the respective Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date) or interest on any overdue principal of any Security.

ARTICLE 6

THE TRUSTEE

Section 6.1. Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default known to the Trustee,

(i) the Trustee undertakes to perform such duties, and only such duties, as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this subsection shall not be construed to limit the effect of subsection (a) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder.

Section 6.2. Notice of Defaults.

Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series, notice of such default hereunder known to a Responsible Officer of the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest on, or any Additional Amounts with respect to, any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and responsible officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of Securities of such series; provided, further, that in the case of any default of the character specified in Section 5.1(c) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event that is, or after notice or lapse of time or both would become, an Event of Default, with respect to Securities of such series.

Section 6.3. Certain Rights of Trustee.

Except as otherwise provided in Section 6.1:

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, or other paper or document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (other than delivery of any Security to the Trustee for authentication and delivery pursuant to Section 3.3, 3.5 or 3.6, which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers’ Certificate or an Opinion of Counsel;

(d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction and only to the extent required by the terms of this Indenture;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document, or inquire as to the performance by the Issuer or the Guarantors of any of their covenants in this Indenture, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct;

(i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, but not limited to, its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, whether as agent or otherwise, and to each agent, custodian and other person employed to act hereunder;

(j) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(k) in no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(l) the Trustee shall not be required to take notice or be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice from the Issuer or by the Holders of at least 25% of the aggregate principal amount of the Outstanding Securities of any series then outstanding of any event that is in fact such a default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture; and

(m) the Trustee may request that the Issuer or any Guarantor deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 6.4. Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of the Issuer, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Securities or the Guarantees. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Issuer of Securities or the proceeds thereof. The Trustee shall not be responsible for any money paid to the Company or upon the Company’s direction under any provision of this Indenture, or in any document in connection with the sale or issuance of any Securities. Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Securities.

Section 6.5. May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Issuer, the Guarantors, or such Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.8 and 6.13, may otherwise deal with the Issuer or the Guarantors with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 6.6. Money Held in Trust.

Money held by the Trustee or any Paying Agent in trust hereunder need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer or the Guarantors.

Section 6.7. Compensation and Reimbursement.

The Issuer and the Guarantors, jointly and severally, agree:

(a) to pay to the Trustee from time to time reasonable compensation as shall be agreed in writing between the Issuer and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or willful misconduct; and

(c) to fully indemnify the Trustee and its directors, officers, employees and agents for, and to hold them harmless against, any loss, liability, claim, damage or expense incurred without negligence or willful misconduct on their part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder.

As security for the performance of the obligations of the Issuer and the Guarantors under this Section, the Trustee shall have a lien prior to the Securities of any series upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) or interest on or any Additional Amounts with respect to the Securities.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(d) or Section 5.1(e), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.

“Trustee” for the purposes of this Section 6.7 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder; provided, however, that the negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 6.8. Disqualifications; Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. There shall be excluded from the operation of Trust Indenture Act Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company or any of the Guarantors are outstanding if the requirements for such exclusion set forth in Trust Indenture Act Section 310(b)(1) are met.

Section 6.9. Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder, which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 and its Corporate Trust Office in the United States. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.10. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

(b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Issuer. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series.

(c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Issuer.

(d) If at any time:

(i) the Trustee shall fail to comply with Section 6.8 after written request therefor by the Issuer or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or

(ii) the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Issuer or by any such Holder of a Security, or

(iii) The Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer by a Board Resolution may remove the Trustee with respect to all Securities, or (ii) subject to Section 5.14, any Holder of a Security who has been a bona fide Holder of a Security of any series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities of such series and the appointment of a successor Trustee or Trustees. Such court may thereupon, after such notice, if any, as it may deem proper, remove the Trustee and appoint a successor Trustee with respect to such Securities.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Issuer shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall have been appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Issuer. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Issuer or the Holders of Securities and accepted appointment in the manner required by Section 6.11, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series. Such court may thereupon, after such notice, if any, as it may deem proper, remove the Trustee and appoint a successor Trustee with respect to such Securities.

(f) The Issuer shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in a manner provided in Section 1.6. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 6.11. Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuer and the Guarantors and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the applicable Issuer, the applicable Guarantors, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and that (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any notice given to, or received by, or any act or failure to act on the part of any other Trustee hereunder, and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall with respect to the Securities of that or those series to which the appointment of such successor Trustee relates have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture other than as hereinafter expressly set forth, and each such successor Trustee without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the applicable Issuer or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c) Upon request of any such successor Trustee, the applicable Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.12. Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, by sale or otherwise, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 6.13. Preferential Collection of Claims Against Issuer.

If and when the Trustee shall be or become a creditor of any Issuer or any Guarantor (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against such Issuer or such Guarantor (or any such other obligor) excluding any creditor relationship listed in TIA Section 311(b).

Section 6.14. Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities that shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue or exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.6, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuer of that applicable series and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, by sale or otherwise, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the applicable Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the applicable Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent that shall be acceptable to the applicable Issuer and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities, if any, of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The applicable Issuer agrees to pay each Authenticating Agent from time to time reasonable compensation for its services under this Section.

The provisions of Sections 3.8, 6.4 and 6.5 shall be applicable to each Authenticating Agent.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

Wells Fargo Bank, National Association, as Trustee

By:
As Authenticating Agent

By:
Authorized Signatory

Dated:

If all of the Securities of any series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the applicable Issuer wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested in writing (which writing need not comply with Section 1.2) by the applicable Issuer, shall appoint in accordance with this Section 6.14 an Authenticating Agent having an office in a Place of Payment designated by the applicable Issuer with respect to such series of Securities.

ARTICLE 7

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND ISSUER

Section 7.1. Issuer To Furnish Trustee Names and Addresses of Holders.

The applicable Issuer will furnish or cause to be furnished to the Trustee:

(a) semi-annually, not later than May 1 and November 1 each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of each series as of the April 15 and October 15 preceding such May 1 or November 1, and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the applicable Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that, so long as the Trustee is the Security Registrar, no such list shall be required to be furnished.

Section 7.2. Preservation of Information; Communications to Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Securities (i) contained in the most recent list furnished to the Trustee for each series as provided in Section 7.1, and (ii) received by the Trustee for each series in the capacity of Security Registrar if the Trustee is then acting in such capacity. The Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

(b) The rights of the Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities shall be as provided by the Trust Indenture Act.

(c) Every Holder of Securities, by receiving and holding the same, agrees with the applicable Issuer and the Trustee that neither the applicable Issuer nor the Trustee nor any Paying Agent nor any Security Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 7.3. Reports by Trustee.

(a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act within 60 days after May 1 of each year commencing in 2015, and at such other times as may be required by the Trust Indenture Act.

(b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the applicable Issuer. The applicable Issuer will promptly notify the Trustee in writing when the Securities are listed on any stock exchange and of any delisting thereof.

Section 7.4. Reports by Parent.

Parent shall file with the Trustee and the Commission, and transmit to Holders, information, documents and other reports and such summaries thereof as may be required pursuant to the Trust Indenture Act at the time and in the manner provided pursuant to the Trust Indenture Act; provided that such information, documents and reports required to be filed with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

Delivery of such information, documents and reports to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Parent’s , the Company’s (if it is the Issuer) or any Guarantor’s, as the case may be, compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates or statements delivered pursuant to Section 10.5(a)). All required information, documents and other reports referred to in this Section 7.4 shall be deemed filed with the Trustee and transmitted to the Holders at the time such information, documents or other reports are publicly filed with the Commission via the Commission’s EDGAR filing system (or any successor system); provided, however, that the Trustee shall have no responsibility whatsoever to determine whether or not such filing has taken place.

ARTICLE 8

CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE

Section 8.1. Consolidations and Mergers and Sales, Leases and Conveyances Permitted Subject to Certain Conditions.

(a) Notwithstanding anything contained herein or in any of the Securities, the Issuer of any series of securities may consolidate with or merge with or into or amalgamate or convert into any other corporation, limited liability company, limited partnership or other legal entity and the Issuer may sell, lease or convey all or substantially all of its assets to any legal entity organized and existing under the laws of the United States of America or a State thereof, any country in the European Union, the United Kingdom, Canada, Israel, or Switzerland; provided, that in any such case, either that Issuer shall be the surviving entity, or the successor entity shall, pursuant to a supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such successor entity, expressly assume all of the Issuer’s obligations under this Indenture and the Securities.

(b) Notwithstanding anything contained herein or in any of the Securities, a Guarantor may consolidate with or merge with or into or amalgamate or convert into any other corporation, limited liability company, limited partnership or other legal entity and a Guarantor may sell, lease or convey all or substantially all of its assets to any legal entity organized and existing under the laws of the United States of America or a State thereof, any country in the European Union, the United Kingdom, Canada, Israel, or Switzerland; provided, that in any such case, either such Guarantor shall be the surviving entity, or the successor entity shall, pursuant to a supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such successor entity, expressly assume all of such Guarantor’s obligations under this Indenture, the Securities and the Guarantees.

(c) Any Guarantees may be released upon terms set forth in an Officers’ Certificate or Supplemental Indenture.

Section 8.2. Rights and Duties of Successor Corporation.

(a) In the case of any such consolidation, merger, sale, lease or conveyance by an Issuer and upon any such assumption by the successor entity, such successor entity shall succeed to and be substituted for that Issuer, with the same effect as if it had been named herein as the party of the first part, and the predecessor corporation shall be relieved of any further obligation under this Indenture and the Securities. Such successor entity thereupon may cause to be signed, and may issue either in its own name or in the name of that Issuer, any or all of the Securities issuable hereunder which theretofore shall not have been signed by that Issuer and delivered to the Trustee; and, upon the order of such successor entity, instead of that Issuer, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities that previously shall have been signed and delivered by the officers of that Issuer to the Trustee for authentication, and any Securities that such successor entity thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

(b) In case of any such consolidation, merger, sale, lease or conveyance by a Guarantor and upon any such assumption by the successor entity, such successor entity shall succeed to and be substituted for such Guarantor, with the same effect as if it had been named herein as the party of the first part, and the predecessor corporation shall be relieved of any further obligation under this Indenture, the Securities and the Guarantees. Such successor entity thereupon may cause to be signed, and may issue either in its own name or in the name of such Guarantor, any or all of the Guarantees endorsed on the Securities issuable hereunder which theretofore shall not have been signed by such Guarantor and delivered to the Trustee; and, upon the order of the Issuer and such successor entity, instead of the Guarantor, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities containing Guarantees endorsed thereon that previously shall have been signed and delivered by the officers of such Guarantor to the Trustee for authentication, and any Guarantees endorsed on Securities that such successor entity thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities and Guarantees endorsed thereon so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities and Guarantees theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities and Guarantees had been issued at the date of the execution hereof.

(c) In case of any such consolidation, merger, sale, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

Section 8.3. Officers’ Certificate and Opinion of Counsel.

The Trustee, subject to the provisions of Sections 6.1 and 6.3, shall be provided an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption and any such supplemental indenture, if any, complies with the provisions of this Article, that all conditions precedent herein provided relating to such transactions have been complied with, and that any supplemental indenture will be the legal, valid and binding obligation of the applicable Issuer or any successor entity in accordance with its terms. In addition, the applicable Issuer shall deliver an Opinion of Counsel to the Trustee confirming that, subject to customary assumptions and exclusions, such assumption shall not cause holders of the Securities of any series to recognize income, gain or loss for U.S. federal income tax purposes with respect to their ownership of the Securities of such series solely as a result of such assumption.

ARTICLE 9

SUPPLEMENTAL INDENTURE

Section 9.1. Supplemental Indentures without Consent of Holders.

Without the consent of any Holders of Securities, the applicable Issuer and Guarantors, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another Person to that Issuer or a Guarantor, the assumption by any such successor of the covenants of that Issuer herein and in the Securities contained or the assumption by any such successor of the covenants of such Guarantor herein and in the Guarantees; or

(b) to add to the covenants of that Issuer or the Guarantors for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon that Issuer or the Guarantors, as applicable; or

(c) to change or eliminate any restrictions on the payment of principal (or premium, if any) on Securities or to permit or facilitate the issuance of Securities in uncertificated form; provided any such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect (as determined in good faith by the Company and evidenced by an Officers’ Certificate); or

(d) to add to, change or eliminate any provision of this Indenture; provided, that any such addition, change or elimination (i) shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision or (ii) shall not apply to any Security Outstanding; or

(e) to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 3.1; or

(f) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11(b); or

(g) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein (as determined in good faith by the Company and evidenced by an Officers’ Certificate); or

(h) to make any other provisions with respect to matters or questions arising under this Indenture that shall not adversely affect the interest of the Holders of Securities of any series in any material respect (as determined in good faith by the Company and evidenced by an Officers’ Certificate); or

(i) to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of Securities, as herein set forth; or

(j) to add any additional Events of Default (and if such Events of Default are to be applicable to less than all series of Securities stating that such Events of Default are expressly being included solely to be applicable to such series); or

(k) to conform the text of this Indenture, any Securities and any guarantees to any provision of the “Description of the Notes” section or other relevant section describing the terms of such securities of the applicable prospectus, prospectus supplement or other offering circular or memorandum to the extent that such provision in the “Description of the Notes” was intended to be a substantially verbatim recitation of a provision of this Indenture, such Securities or such guarantee, which intent shall be evidenced by an Officers’ Certificate of the applicable Issuer to that effect; or

(l) to add to or change or eliminate any provision of this Indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act; provided, that such action shall not adversely affect the interest of the Holders of the Securities of any series in any material respect; or

(m) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Sections 4.1, 13.2 and 13.3; provided that any such action pursuant to this clause shall not adversely affect the interests of the Holders of Securities of any series in any respect; or

(n) comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; or

(o) to provide for the guarantee, or to secure, of all or any series of Securities or provide for any guarantor release provisions.

Section 9.2. Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the applicable Issuer and the Trustee, the applicable Issuer and Guarantors, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental Indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(a) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any Additional Amounts payable in respect thereof, or any premium payable upon the redemption thereof, or change the obligation of the applicable Issuer to pay Additional Amounts pursuant to Section 10.4 (except as contemplated by Section 8.1 and permitted by Section 9.1(a)), or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 5.2, or change any Place of Payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

(b) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

(c) modify any of the provisions of this Section, Section 5.13 or Section 10.8, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; or

(d) adversely affect the right to repayment, if any, of Securities of any series at the option of Holders thereof.

A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Securities, or that modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders of Securities under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof. The Company shall cause notice of any supplemental indenture executed pursuant to this Section to be given to Holders promptly following its execution.

Section 9.3. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trust created by this Indenture, the Trustee shall be given, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel and Officers’ Certificate of the applicable Issuer stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, and an Opinion of Counsel that such supplemental indenture will be the legal, valid and binding obligation of the Issuer and the Guarantors. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.4. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.5. Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.6. Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the applicable Issuer shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the applicable Issuer, to any such supplemental indenture may be prepared and executed by the applicable Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE 10

COVENANTS

Section 10.1. Payment of Principal, Premium, if any, and Interest.

The applicable Issuer covenants and agrees for the benefit of the Holders of each series of Securities that it will duly and punctually pay the principal of (and premium, if any), interest on and any Additional Amounts payable in respect of the Securities of that series in accordance with the terms of such series of Securities and this Indenture. Principal, premium, if any, interest, and Additional Amounts, if any, shall be considered paid on the date due if the Paying Agent, if other than the applicable Issuer, Parent (if Company is the Issuer) or one of Parent’s Subsidiaries, holds as of 12:00 noon Eastern Time on the due date money deposited by the applicable Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, interest, and Additional Amounts, if any, then due.

Section 10.2. Maintenance of Office or Agency.

The applicable Issuer will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the applicable Issuer in respect of the Securities of that series and this Indenture may be served. The applicable Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the applicable Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the applicable Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The applicable Issuer may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the applicable Issuer of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Unless otherwise set forth in a Board Resolution or indenture supplemental hereto with respect to a series of Securities, each Issuer hereby designates as the Place of Payment for each series of Securities the Corporate Trust Office and the Corporate Trust Office as the Issuer’s office or agency for each of such purposes.

Section 10.3. Money for Securities Payments To Be Held in Trust.

If the Issuer or any Guarantor shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any), or interest on, any of the Securities of that series, segregate and hold in trust for the benefit of the Person entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

Whenever the Issuer shall have one or more Paying Agents for any series of Securities, it will, on or prior to each due date of the principal of (and premium, if any), or interest on, any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such amount as provided in the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of its action or failure so to act.

The Issuer will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(a) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b) give the Trustee notice of any default by the Issuer or any Guarantor (or any other obligor upon the Securities of that series) in the making of any payment of principal (and premium, if any) or interest on the Securities of that series; and

(c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The applicable Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Except as otherwise provided in the form of Securities of any particular series pursuant to the provisions of this Indenture, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer or a Guarantor, in trust for the payment of the principal of (and premium, if any) or interest on any Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, subject to applicable abandoned property law, be paid to the Issuer on Company Request, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 10.4. Additional Amounts.

All payments made by the Issuer or any Guarantor (each a “Payor”) under or with respect to any Security of any series shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of:

(1) any jurisdiction from or through which payment under or with respect to any Security of any series or any guarantee thereof is made, or any political subdivision of governmental authority thereof or therein having the power to tax; or

(2) any jurisdiction in which a Payor is organized or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (1) and (2), a “Relevant Taxing Jurisdiction”) shall at any time be required from any payments made by a Payor with respect to any Security of any series, including payments of principal, redemption price, interest or premium, the Payor shall pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each Holder of the Securities, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), equal the amounts which would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no such Additional Amounts shall be payable with respect to:

(a) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder (or between a fiduciary, settlor, beneficiary, partner of, member or shareholder of, or possessor of power over the relevant Holder, if the relevant Holder is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (including being or having been a citizen, resident or national thereof or being or having been present or engaged in a trade or carrying on a business in, or having had a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than by the mere ownership or holding of such Securities or enforcement of rights thereunder or under any guarantee thereof or the receipt of payments in respect thereof;

(b) any Taxes to the extent such Taxes are imposed or withheld by reason of the failure of a Holder of Securities to comply with any certification, identification, information or other reporting requirement, whether required by statute, treaty, regulation or administrative practice of a Relevant Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Relevant Taxing Jurisdiction (including a certification that the Holder is not resident in the Relevant Taxing Jurisdiction) (provided that at least 30 days prior to the first payment date with respect to which such withholding, deduction or imposition is required under the applicable law of the Relevant Taxing Jurisdiction, the relevant Holder at that time has been notified (in the manner contemplated by the Indenture) by the Payor or any other person through whom payment may be made of such certification, identification, information or other reporting requirement);

(c) any Taxes, to the extent such Taxes were imposed as a result of a Security being presented for payment (where such Securities are legended Securities in certificated form and presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had such note been presented during such 30 day period);

(d) any Taxes that are payable otherwise than by withholding from a payment of the principal of, premium, if any, or interest, on the Securities of any series or under any guarantee thereof;

(e) any estate, inheritance, gift, sale, transfer, excise, personal property or similar tax, assessment or other governmental charge;

(f) any Taxes withheld, deducted or imposed on a payment to an individual or a “residual entity” (as interpreted within the context of European Council Directive 2003/48/EC) that are required to be made pursuant to European Council Directive 2003/48/EC Directive or any other directive implementing the conclusions of the ECOFIN Council meeting on November 26 and 27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to such directive;

(g) any Taxes imposed on or with respect to a payment made to a Holder of Securities who would have been able to avoid such imposition by presenting (where such Securities are legended Securities in certificated form and presentation is required) the relevant note to another paying agent in a member state of the European Union;

(h) any Taxes imposed on or with respect to any payment by the Issuer or a Guarantor to the Holder if such Holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment, to the extent that Taxes would not have been imposed on such payment had such Holder been the sole beneficial owner of such note; or

(i) any combination of items (a) through (i) above.

As used in this Section 10.4, the term “Holder” shall include both a Holder of any series of Securities and a beneficial owner of any series of Securities, as applicable. In the event any Securities are held as global Securities, the right to receive Additional Amounts shall be determined at the beneficial owner level.

The Payor shall (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Payor shall use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes. The Payor shall furnish to the Trustee (or to a Holder upon written request), within a reasonable time after the date the payment of any Taxes so deducted or withheld is made, such certified copies to each Holder. The Payor will attach to each certified copy a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of Securities then outstanding and (y) the amount of such withholding Taxes paid per $1,000 principal amount of Securities of any series. Copies of such documentation will be available for inspection during ordinary business hours at the office of the Trustee by the Holders of the Securities of any series upon request and will be made available at the offices of the paying agent.

At least 30 days prior to each date on which any payment under or with respect to the Securities of any series or any guarantee thereof is due and payable (unless such obligation to pay Additional Amounts arises shortly before or after the 30th day prior to such date, in which case it shall be promptly thereafter), if the Payor will be obligated to pay Additional Amounts with respect to such payment, the Payor will deliver to the Trustee an Officers’ Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and will furnish such other information necessary to enable the paying agent to pay such Additional Amounts to Holders on the payment date. Each such Officers’ Certificate shall be relied upon until receipt of a further Officers’ Certificate addressing such matters.

If the Payor conducts business in any jurisdiction (an “Additional Taxing Jurisdiction”) other than a Relevant Taxing Jurisdiction and, as a result, is required by the law of such Additional Taxing Jurisdiction to deduct or withhold any amount on account of taxes imposed by such Additional Taxing Jurisdiction from payments under the Notes or any guarantee thereof, as the case may be, which would not have been required to be so deducted or withheld but for such conduct of business in such Additional Taxing Jurisdiction, the Additional Amounts provision described above shall be considered to apply to such Holders as if references in such provision to “Taxes” included taxes imposed by way of deduction or withholding by any such Additional Taxing Jurisdiction (or any political subdivision thereof or taxing authority therein).

Wherever in this Indenture, the Securities or the guarantees there are references in any context, to:

(1) the payment of principal,

(2) purchase prices in connection with a purchase of the Securities of any series,

(3) interest, or

(4) any other amount payable on or with respect to the Securities of any series or any guarantee thereof,

such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Payor will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of the Securities of any series or any other document or instrument referred to therein (other than a transfer of Securities of any series), or the receipt of any payments with respect to the Notes or any guarantee, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside any Relevant Taxing Jurisdiction or any jurisdiction in which a paying agent is located, other than those resulting from, or required to be paid in connection with, the enforcement of the Notes, any guarantee thereof or any other such document or instrument following the occurrence of any event of default with respect to the Notes.

The foregoing obligations will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any jurisdiction in which any successor to a Payor is organized or any political subdivision or taxing authority or agency thereof or therein.

Section 10.5. Statement as to Compliance; Notice of Certain Defaults.

(a) Each Issuer, and if required by the Trust Indenture Act, each Guarantor, will deliver to the Trustee, within 120 days after the end of each fiscal year ending after the date hereof, a written statement, which need not comply with Section 1.2, signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Issuer or such Guarantor, as applicable, stating that to the best of his knowledge, (i) each Issuer or such Guarantor, as applicable, has fulfilled all of its obligations under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to him and the nature and status thereof, and (ii) no event has occurred and is continuing that is, or after notice or lapse of time or both would become, an Event of Default, or, if such event has occurred and is continuing, specifying each such event known to him and the nature and status thereof.

(b) The Issuer will deliver to the Trustee within five days after becoming aware of the occurrence thereof, written notice of any event that after notice or lapse of time or both would become an Event of Default pursuant to clause (d) of Section 5.1.

Section 10.6. Limitation upon Liens.

Parent will not itself, and will not permit any Restricted Subsidiary to, create, incur, issue or assume Debt, secured by any Lien on any Principal Property of Parent or any Restricted Subsidiary, or on any capital stock of any Restricted Subsidiary owned or held by Parent or any other Restricted Subsidiary, without effectively providing that the Securities (together with, if Parent shall so determine, any other Debt of Parent or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the Securities), shall be secured equally and ratably with (or prior to) such secured Debt, so long as such secured Debt shall be so secured, unless, after giving effect thereto, the sum of the aggregate principal amount of all such secured Debt then outstanding plus Attributable Debt of Parent and its Restricted Subsidiaries in respect of Sale and Leaseback Transactions (as defined in Section 10.7) existing at such time (other than Sale and Leaseback Transactions permitted by Section 10.7(b) and Section 10.7(c)) would not exceed an amount equal to 15% of Consolidated Net Tangible Assets; provided, however, that nothing contained in this Section 10.6 shall prevent, restrict or apply to, and there shall be excluded from secured Debt in any computation under this Section 10.6, Debt secured by:

(a) Liens existing as of the date of this Indenture on any property or assets of Parent or any Restricted Subsidiary;

(b) Liens that secure Debt owing to Parent or another Restricted Subsidiary;

(c) Liens on any assets of any entity existing at the time such entity becomes a Restricted Subsidiary or at the time such entity is merged or consolidated with or into Parent or any Restricted Subsidiary, but only insofar as such Liens do not attach to any other assets of Parent or any Restricted Subsidiary;

(d) Liens on any property or assets or shares of stock or Debt existing at the time of acquisition thereof;

(e) Liens or any property or assets or shares of stock or Debt securing the payment of all or any part of the purchase price or construction cost thereof (including improvements thereon) or securing any Debt incurred or assumed for the purpose of financing all or any part of the purchase price or construction cost thereof if such Lien attaches concurrently with or within 180 days after the acquisition of such property or assets or shares of stock or Debt or the completion of any such construction, whichever is later; provided the principal amount of the Debt secured by any such Lien, together with all other Debt secured by a Lien on such property or assets or shares of stock or Debt, does not exceed the purchase price of such property or assets or shares of stock or Debt or the cost of such improvement;

(f) Liens incurred or assumed in connection with an issuance of pollution control or industrial revenue bonds or similar financing; or

(g) Liens imposed by law for taxes, fees, assessments or other governmental charges that are not delinquent or for which (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, and Parent or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (ii) the failure to make payment pending such contest could not reasonably be expected to result in a material adverse effect on the business, operations, affairs, financial condition, assets or properties of Parent and its Subsidiaries taken as a whole (such, a “Material Adverse Effect”);

(h) any (i) minor survey exceptions, minor encumbrances, minor title defects or irregularities, easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business and (ii) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business, that in each case do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Parent or any Restricted Subsidiary;

(i) any Liens, pledges or deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security and similar laws or regulations;

(j) any Lien on any Debt of any joint ventures;

(k) judgment Liens in respect of judgments for the payment of money aggregating to less than the greater of $75,000,000 and 3% of Consolidated Net Tangible Assets;

(l) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens, or property securing payment for services rendered in respect of such property, in each case that are imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or for which (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) Parent or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect;

(m) any Liens or deposits incurred to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(n) statutory and contractual Liens in favor of landlords on real property leased by Parent or any Restricted Subsidiary, provided that Parent or such Restricted Subsidiary is current with respect to payment of all rent and other amounts due to such landlord under any lease of such real property, except where the failure to be current in payment would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect; or

(o) any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), as a whole or in part, of any of the Liens referred to in clauses (a) through (n) above or the Debt secured thereby; provided that (1) such extension, renewal, substitution or replacement Lien shall be limited to all or any part of the same property or assets, shares of stock or Debt that secured the Lien extended, renewed, substituted or replaced (plus improvements on such property and any other property or assets not then constituting a Principal Property) and (2) the Debt secured by such Lien at such time is not increased.

Debt created by Parent or any Restricted Subsidiary shall not be cumulated with a guarantee of the same Debt by Parent or any other Restricted Subsidiary for the same financial obligation.

Section 10.7. Limitation upon Sale and Leaseback Transactions.

Parent will not itself, and will not permit any Restricted Subsidiary to, enter into any arrangement after the date of this Indenture with any Person (other than the Company or another Restricted Subsidiary) providing for the leasing by the Company or any such Restricted Subsidiary of any Principal Property that the Company or such Restricted Subsidiary has sold or transferred or is about to sell or transfer to such Person (herein referred to as a “ Sale and Leaseback Transaction”) unless, either:

(a) The Attributable Debt of Parent and its Restricted Subsidiaries in respect of such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions existing at such time (other than Sale and Leaseback Transactions permitted by Section 10.7(b) and Section 10.7(c)), plus the aggregate principal amount of Debt secured by Liens on Principal Properties then outstanding, or on the capital stock of any Restricted Subsidiary owned or held by Parent or any other Restricted Subsidiary (excluding any such Debt secured by Liens covered in clauses (a) through (o) of the first paragraph of Section 10.6) without equally and ratably securing the Securities, would not exceed 15% of Consolidated Net Tangible Assets, or

(b) Such Sale and Leaseback Transaction involves a lease having a duration of less than three years, or

(c) Parent applies, within 180 days after the effective date of the Sale and Leaseback Transaction, an amount equal to the greater of (i) the net proceeds of the sale or transfer of the Principal Property leased pursuant to such arrangement and (ii) the fair market value of the Principal Property so sold and leased back at the time of entering into the Sale and Leaseback Transaction (as determined by the Chief Executive Officer, the President or the Chief Financial Officer of Parent) to (x) the retirement of Funded Debt (including Securities of any series constituting Funded Debt) of Parent, other than any such Funded Debt that Parent or any Restricted Subsidiary was otherwise obligated to repay within such 180-day period, or (y) to the acquisition of or investment in one or more Principal Properties.

Notwithstanding the foregoing, where Parent or any Restricted Subsidiary is the lessee in any Sale and Leaseback Transaction, Attributable Debt shall not include any Debt resulting from the guarantee by Parent or any other Restricted Subsidiary of the lessee’s obligation thereunder.

Section 10.8. Waiver of Certain Covenants.

The Issuer and Guarantors may omit in any particular instance to comply with any term, provision or condition set forth in Sections 10.6 or 10.7 with respect to the Securities of any series if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and Guarantors and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE 11

REDEMPTION OF SECURITIES

Section 11.1. Applicability of Article.

Securities of any series that are redeemable at the option of the Issuer before their Stated Maturity shall be redeemable in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 3.1 for Securities of any series) this Article. Securities of any series that are redeemable at the option of the Holder before their Stated Maturity shall be redeemable in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 3.1 for Securities of any series) Sections 11.5 and 11.6 of this Article.

Section 11.2. Election to Redeem; Notice to Trustee.

The election of the Issuer to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Issuer of the Securities of any series, the Issuer shall furnish to the Trustee, at least 60 days prior to the Redemption Date fixed by the Issuer (unless a shorter notice shall be satisfactory to the Trustee), an Officers’ Certificate stating (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Securities to be redeemed and (iv) the Redemption Price (or manner of calculation if not then known). If the Redemption Price is not known at the time such notice is to be given, the actual Redemption Price calculated as described in the terms of the Securities will be set forth in an Officers’ Certificate delivered to the Trustee no later than two Business Days prior to the Redemption Date.

Section 11.3. Selection by Trustee of Securities To Be Redeemed.

If less than all the Securities of any series having the same terms are to be redeemed, and the Securities are global Securities, they will be selected for redemption in accordance with Applicable Procedures. If the Securities are not global Securities, the particular Securities to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee from the Outstanding Securities of such series not previously called for redemption, by such method and subject to applicable DTC procedures or regulations as the Trustee shall deem appropriate and that may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of such series or any integral multiple thereof that is also an authorized denomination) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of such series.

The Trustee shall promptly notify the Issuer and the Security Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal of such Securities that has been or is to be redeemed.

Section 11.4. Notice of Redemption.

Notice of redemption shall be given in the manner provided in Section 1.6, not less than 15 nor more than 60 days prior to the Redemption Date, unless a shorter period is specified in the Securities to be redeemed, to the Holders of Securities to be redeemed. Failure to give notice by mailing (or, to the extent permitted or required by applicable DTC procedures or regulations, sent electronically) in the manner herein provided to the Holder of any Securities designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Securities or portion thereof. Any notice that is mailed (or, to the extent permitted or required by applicable DTC procedures or regulations, sent electronically) to the Holder of any Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.

All notices of redemption shall state:

(a) the Redemption Date,

(b) the Redemption Price (or the method of calculating the Redemption Price) and accrued interest, if any,

(c) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Securities to be redeemed,

(d) in case any Security is to be redeemed in part only, the notice that relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder of such Security will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

(e) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed, and, if applicable, that unless the Issuer defaults interest thereon shall cease to accrue on and after said date,

(f) any conditions precedent to such redemption described in reasonable detail,

(g) the Place or Places of Payment where such Securities are to be surrendered for payment of the Redemption Price,

(h) that the redemption is for a sinking fund, if such is the case,

(i) the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed; and

(j) the CUSIP number; provided that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

A notice of redemption published as contemplated by Section 1.6 need not identify particular Securities to be redeemed.

Notice of redemption of Securities to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s request and provision of such request together with the notice of redemption to be delivered at least 10 days prior to the notice being sent by the Trustee (unless a shorter notice shall be satisfactory to the Trustee), by the Trustee in the name and at the expense of the Issuer. If any such condition precedent has not been satisfied, the Company will provide notice to the Trustee not less than two Business Days prior to the redemption date that such condition precedent has not been satisfied, the notice of redemption is rescinded and the redemption subject to the satisfaction of such condition precedent shall not occur. The Trustee shall promptly send a copy of such notice to the Holders of the Securities.

Section 11.5. Deposit of Redemption Price.

On or prior to 12:00 noon Eastern Time on any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on and any Additional Amounts with respect thereto, all the Securities or portions thereof that are to be redeemed on that date.

Section 11.6. Securities Payable on Redemption Date.

Notice of redemption having been given to the Holder by the Issuer or the Trustee pursuant to Section 11.4, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Issuer at the Redemption Price, together with accrued interest (and any Additional Amounts) to, but excluding, the Redemption Date; provided, however, that installments of interest on Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the Regular Record Dates according to their terms and the provisions of Section 3.7.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 11.7. Securities Redeemed in Part.

Any Security that is to be redeemed only in part shall be surrendered at any office or agency of the Issuer maintained for that purpose pursuant to Section 10.2 (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Security (or as to any global Security transfer by book entry), without service charge, a new Security or Securities of the same series, containing identical terms and provisions, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

Section 11.8. Redemption for Taxation Reasons.

The Issuer may redeem the Securities of any series in whole, but not in part, at any time upon giving not less than 30 nor more than 60 days’ notice to the Holders of such Securities (which notice will be irrevocable) at a Redemption Price equal to 100% of the outstanding principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding, the date fixed for redemption (a “Tax Redemption Date”) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date) and all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if as a result of:

(1)	any change in, or amendment to, any law, treaty, regulations or rulings of a Relevant Taxing Jurisdiction affecting taxation; or

(2)	any change in, or amendment to, the application, administration or interpretation of such law, treaty, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice) of a Relevant Taxing Jurisdiction (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”);

the Issuer, with respect to such Securities, or any Guarantor, with respect to its Guarantee of such Securities, as the case may be, has become, is, or on the next Interest Payment Date in respect of such Securities would be, required to pay any Additional Amounts, and such obligation cannot be avoided by taking reasonable measures available to the Payor. The Issuer will provide notice of such redemption as required under Section 11.4. Notwithstanding the foregoing, no such notice of redemption will be given (a) earlier than 60 days prior to the earliest date on which the Payor, would be obliged to make such payment of Additional Amounts and (b) unless at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. Prior to the sending or mailing of any notice of redemption of the Securities of any series pursuant to the foregoing, the Issuer will deliver to the Trustee (a) an Officers’ Certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right so to redeem have been satisfied and that the obligation to pay Additional Amounts cannot be avoided by taking reasonable measures available to the Payor, and (b) an opinion of an independent tax counsel of recognized standing in the Relevant Taxing Jurisdiction to the effect that the Payor has become, is, or on the next Interest Payment Date in respect of such Securities would be, required to pay Additional Amounts as a result of a change or amendment described above in clauses (1) or (2) of this Section. The Trustee is hereby authorized to accept such Officers’ Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, without further inquiry, in which event it will be conclusive and binding on the Holders and beneficial owners of such Securities.

ARTICLE 12

SINKING FUNDS

Section 12.1. Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series, except as otherwise specified as contemplated by Section 3.1 for Securities of such series or as otherwise permitted or required by any form of Security of such series issued pursuant to this Indenture.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.2. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

Section 12.2. Satisfaction of Sinking Fund Payments with Securities.

The Issuer may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of a series to be made pursuant to the terms of such Securities as provided for by the terms of such series, (1) deliver Outstanding Securities of such series (other than any of such Securities previously called for redemption) theretofore purchased or receive credit for Securities (not previously so credited) theretofore purchased by the Issuer and delivered to the Trustee for cancellation pursuant to Section 3.9, and (2) apply as a credit Securities of such series that have been redeemed either at the election of the Issuer pursuant to the terms of such series of Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities; provided, that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. If, as a result of the delivery or credit of Securities of any series in lieu of cash payments pursuant to this Section 12.2, the principal amount of Securities of such series to be redeemed in order to exhaust the aforesaid cash payment shall be less than $100,000, the Trustee need not call Securities of such series for redemption, except upon Company Request, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment; provided, however, that the Trustee or such Paying Agent shall at the request of the Issuer from time to time pay over and deliver to the Issuer any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Issuer to the Trustee of Securities of that series purchased by the Issuer having an unpaid principal amount equal to the cash payment requested to be released to the Issuer.

Section 12.3. Redemption of Securities for Sinking Fund.

Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Issuer will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, that is to be satisfied by payment of cash and the portion thereof, if any, that is to be satisfied by delivering and crediting of Securities of that series pursuant to Section 12.2, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and will also deliver to the Trustee any Securities to be so credited and not theretofore delivered. If such Officers’ Certificate shall specify an optional amount to be added in cash to the next ensuing mandatory sinking fund payment, the Issuer shall thereupon be obligated to pay the amount therein specified. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.3 and cause notice of the redemption thereof to be given in the name of and at the expense of the Issuer in the manner provided in Section 11.4. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.6 and 11.7.

ARTICLE 13

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 13.1. Issuer’s Option to Effect Legal Defeasance or Covenant Defeasance.

The provisions of this Article 13 shall apply to each series of Securities, and the Issuer may, at its option, effect legal defeasance of the Securities of or within a series under Section 13.2, or covenant defeasance of the Securities of or within a series under Section 13.3, in accordance with the terms of such Securities and in accordance with this Article 13.

Section 13.2. Legal Defeasance and Discharge.

Upon the Issuer’s exercise of the option provided in Section 13.1 applicable to this Section 13.2 with respect to any Securities or any series of Securities, as the case may be, the Issuer and the Guarantors shall be deemed to have been discharged from their obligations with respect to such Securities and Guarantees as provided in this Section on and after the date the conditions set forth in Section 13.4 are satisfied (hereinafter called “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 13.4 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities when payments are due, (2) the Issuer’s obligations with respect to such Securities under Sections 3.4, 3.5, 3.6, 10.2 and 10.3 and with respect to the Trustee, including but not limited to those under Section 6.7, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article. Subject to compliance with this Article, the Issuer may exercise its option under this Section 13.2 notwithstanding the prior exercise of its option under Section 13.3.

Section 13.3. Covenant Defeasance.

Upon the Issuer’s exercise of the option provided in Section 13.1 applicable to this Section 13.3 with respect to any Securities of or within a series of Securities, as the case may be, (1) the Issuer shall be released from its obligations under Sections 8.1, 10.6 and 10.7, and any covenants provided pursuant to Sections 3.1(o) or 9.1(b) for the benefit of the Holders of such Securities and (2) the occurrence of any event specified in Section 5.1(c) (with respect to any of Sections 8.1, 10.6 and 10.7, and any such covenants provided pursuant to Section 3.1(o) or 9.1(b) and 5.1(f)) shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 13.4 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 5.1(f)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

Section 13.4. Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of Section 13.2 or Section 13.3 to any Securities or any series of Securities, as the case may be:

(1)	The Issuer shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 6.9 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Securities, (A) cash in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on such Securities on the respective Stated Maturities or on the applicable redemption date, as the case may be, in accordance with the terms of this Indenture and such Securities.

(2)

In the event of an election under Section 13.2, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this instrument, there has been a change in the applicable Federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, subject to customary assumptions and exclusions, the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit, Legal Defeasance and discharge to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Legal Defeasance and discharge were not to occur.

(3)	In the event of an election under Section 13.3, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(4)	The Issuer shall have delivered to the Trustee an Officers’ Certificate to the effect that neither such Securities nor any other Securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit.

(5)	No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Securities or any other Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 5.1(d) and (e), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

(6)	Such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).

(7)	Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Issuer is a party or by which it is bound.

(8)	Such Legal Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended from time to time, unless such trust shall be registered under such Act or exempt from registration thereunder.

(9)	The Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Legal Defeasance or Covenant Defeasance have been complied with.

Section 13.5. Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 10.3, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 13.4 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 13.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 13.4 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Legal Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.

Section 13.6. Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Issuer has been discharged or released pursuant to Section 13.2 or 13.3 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 13.5 with respect to such Securities in accordance with this Article; provided, however, that if the Issuer makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Issuer shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.

ARTICLE 14

GUARANTEES

Section 14.1. Guarantee.

(a) Subject to the provisions of this Article Fourteen and for good and valuable consideration, the receipt of which is hereby acknowledged, each of the Guarantors hereby jointly and severally, fully and unconditionally guarantees to each Holder of a Security of each series authenticated and delivered by the Trustee for such Securities hereunder and to such Trustee for itself and on behalf of each such Holder, the due and punctual payment of principal of (and premium, if any, on) and interest on the Securities when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, and all other amounts owed under this Indenture, according to the terms thereof and of this Indenture. In case of the failure of the Issuer promptly to make any such payment of principal (and premium, if any, on) or interest, the Guarantors hereby agree to make any such payment to be made promptly when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Issuer.

(b) The Guarantors hereby agree that their obligations hereunder shall be as if they were principal debtor and not merely surety, and shall be absolute and unconditional, joint and several, irrespective of, and shall be unaffected by any failure to enforce the provisions of such Security or this Indenture, or any waiver, modification or indulgence granted to the Issuer with respect thereto, by the Holder of such Security or the Trustee for the Securities of such series or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantors increase the principal amount of such Security, or increase the interest rate thereon, or increase any premium payable upon redemption thereof, or alter the Stated Maturity thereof, or increase the principal amount of any Original Issue Discount Security that would be due and payable upon a declaration of acceleration or the maturity thereof pursuant to Article Five of this Indenture. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to such Security or the indebtedness evidenced thereby or with respect to any sinking fund or analogous payment required under such Security and all demands whatsoever, and covenants that the Guarantee of such Guarantor will not be discharged except by payment in full of the principal of (and premium, if any, on) and interest on such Security or as otherwise set forth in this Indenture; provided, that if any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors any amount paid either to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(c) The Guarantors shall be subrogated to all rights of the Holder of such Security and the Trustee for the Securities of such series against the Issuer in respect of any amounts paid to such Holder by the Guarantors pursuant to the provisions of this Guarantee; provided, however, that the Guarantors shall not be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until the principal of (and premium, if any, on) and interest on all Securities of the same series issued under the Indenture shall have been paid in full.

Section 14.2. Execution and Delivery of Guarantee.

Each Guarantee to be endorsed on the Securities of each series shall include the terms of the Guarantee set forth in Section 14.1 and any other terms that may be set forth in the form established pursuant to Section 2.1 with respect to such series. Each Guarantor hereby agrees to execute a Guarantee, in a form established pursuant to Section 2.4, to be endorsed on each Security authenticated and delivered by the Trustee for the Securities of such series.

Each Guarantee shall be executed in accordance with Section 3.3. The delivery of any Security by the Trustee for the Securities of such series, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees endorsed thereon on behalf of the Guarantors. Each Guarantor hereby agrees that its Guarantee set forth in Section 14.1 shall remain in full force and effect notwithstanding any failure to endorse a Guarantee on any Security.

Section 14.3. Notice to Trustee.

Each Guarantor shall give prompt written notice to the Trustee for the Securities of such series of any fact known to such Guarantor which prohibits the making of any payment to or by such Trustee in respect of the Guarantee pursuant to the provisions of this Article Thirteen other than any agreement in effect on the date hereof.

Section 14.4. This Article Not to Prevent Events of Default.

The failure to make a payment on account of principal of (and premium, if any, on) or interest on the Securities by reason of any provision of this Article Fourteen will not be construed as preventing the occurrence of an Event of Default.

Section 14.5. Amendment, Etc.

No amendment, modification or waiver of any provision of this Indenture relating to the Guarantors or consent to any departure by a Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Guarantor and the Trustee for the Securities of such series.

Section 14.6. Limitation on Liability.

With respect to each Guarantor, the obligations of such Guarantor hereunder will be limited to the maximum amount, as will not result in the obligations of such Guarantor under its Guarantee constituting a fraudulent conveyance or fraudulent transfer, after giving effect to all other relevant liabilities of such Guarantor.

Section 14.7. Limitation on Obligations of Guarantor.

The Guarantors and by their acceptance hereof each Holder confirms that it is the intention of all such parties that the Guarantees do not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code. The Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance (including, with respect to Irish law, Section 286 of the Companies Act 1963 (as amended) of Ireland and Section 139 of the Companies Act 1990 of Ireland). The obligations of the Guarantors under this Article Fourteen shall be limited to an aggregate amount equal to the largest amount that would not render the Guarantors’ obligation a fraudulent conveyance or subject to avoidance under (i) Section 548 of the United States Bankruptcy Code, (ii) Section 60 of the Companies Act 1963 (as amended) of Ireland, or (iii) any comparable provisions of applicable law.

Section 14.8. Scheme.

The obligations and liabilities of the Guarantors under this Guarantee shall not be affected by any reduction occurring in, or other arrangement being made relating to the liabilities of the Company or any other Guarantor to the Holders as a result of any arrangement or composition, made pursuant to any of the provisions of the Irish Companies (Amendment) Act 1990 or any analogous provisions in any other jurisdiction or made pursuant to any proceedings or actions whatsoever and whether or not following the appointment of an administrator, administrative receiver, trustee, liquidator, receiver or examiner or any similar officer or any analogous event occurring under the laws of any relevant jurisdiction to the Company or any other Guarantor or over all or a substantial part of the assets (as the case may be) of the Company or any other Guarantor and each Guarantor hereby agrees with and to the Holders and the Trustee, for itself and on behalf of each Holder, that the amount which would have been recoverable by the Holders or the Trustee from such Guarantor in respect of such Guarantor’s liabilities had no such arrangement or composition or event as aforesaid been entered into.

Section 14.9. Benefits Acknowledged.

The Guarantors acknowledge that they will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that their Guarantee and waivers (to the extent permitted by applicable law) pursuant to their Guarantee are knowingly made in contemplation of such benefits.

Section 14.10. Contribution

Each Guarantor shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under any Guarantee.

* * * * *

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

PERRIGO COMPANY PLC

By:

Name:

Title:

PERRIGO FINANCE PLC

By:

Name:

Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:

Name:

Title:

[Signature page to Indenture]